                                                                   EXHIBIT 4.1

                                                        FEDERAL IDENTIFICATION
                                                         NO. 03-0264575

                           The Commonwealth of Massachusetts
                                 William Francis Galvin
                              Secretary of the Commonwealth
                    One Ashburton Place, Boston, Massachusetts 02108-1512


                               ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)

We,   Mary Jo Wiegand                                      , Vice President
   --------------------------------------------------------

and   Patrick E. Rondeau                                             , Clerk
    -----------------------------------------------------------------

of    Patten Corporation
  --------------------------------------------------------------------------
                         (Exact name of corporation)

            c/o Choate, Hall & Stewart, Exchange Place,
located at  53 State St. Boston, MA 02109
           --------------------------------------------------------------------
              (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting acticles numbered:

                                       1
-------------------------------------------------------------------------------
        (Number those articles 1,2,3,4,5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held February 15,
                                                                    ------------
1996, by vote of:
----
15,101,509 shares of Common Stock            of 19,541,472 shares outstanding,
----------           ----------------------     ----------
                     (type, class, & series, if any)

           shares of                         of            shares outstanding,
----------          -----------------------     ----------
                     (type, class, & series, if any)

           shares of                        of
----------           ----------------------     ----------- shares outstanding,
                     (type, class, & series, if any)

<1> **being at least a majority of each type, class, or series outstanding and entitled to vote thereon:

         Article 1 of the Restated Articles of Organization is amended to change the name of the corporation to:

                             Bluegreen Corporation


*Delete the inapplicable words.         **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Notes: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
    TYPE         NUMBER OF SHARES             TYPE            NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------------------------
Common:                                      Common:
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:                                   Preferred:
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

Change the total authorized to:


-------------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
    TYPE          NUMBER OF SHARES             TYPE            NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------------------------
Common:                                      Common:
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:                                   Preferred:
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                      --------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of February, 1996


        /s/ Mary Jo Wiegand
-------------------------------------------------------, *Vice President
            Mary Jo Wiegand

      /s/ Patrick E. Rondeau
-------------------------------------------------------, *Clerk
          Patrick E. Rondeau


*Delete the inapplicable words.

               THE COMMONWEALTH OF MASSACHUSETTS

                     ARTICLES OF AMENDMENT

           (General Laws, Chapter 156B, Section 72)


           ========================================


           I hereby approve the within Articles of
           Amendment and, the filing fee in the
           amount of $_______ having been paid, said articles are deemed to have been filed with me this ______ day of ________ 19__.

           Effective date: _________________________





                      WILLIAM FRANCIS GALVIN
                  Secretary of the Commonwealth






                  TO BE FILLED IN BY CORPORATION
                Photocopy of document to be sent to:

                   James W. Hackett, Jr., Esq.
                   c/o Choate, Hall & Stewart
                   Exchange Place
                   53 State Street
                   Boston, MA  02109-2891